Exhibit 99.1

RESTORBIO, INC.
500 BOYLSTON STREET, 13TH FLOOR BOSTON, MA 02116
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting-Go to www.virtualshareholdermeeting.com/TORC2020SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D22250-S08413
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RESTORBIO, INC.
The Board of Directors recommends you vote FOR the following Proposals:
For Against Abstain
1. To approve the issuance of resTORbio common stock pursuant to the Agreement and Plan of Merger, dated as of April 28, 2020, by and among resTORbio, Inc., a Delaware corporation (referred to as “resTORbio”), Project Oasis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of resTORbio, (referred to as “merger sub”) and Adicet Bio, Inc., a Delaware corporation (referred to as “Adicet”) (referred to as the “merger agreement”), which approval is necessary to complete the merger of merger sub with and into Adicet, with Adicet surviving as a wholly owned subsidiary of resTORbio, and the other transactions contemplated by the merger agreement (referred to as “Proposal No. 1”);
2. To approve an amendment to resTORbio’s third amended and restated certificate of incorporation to effect a reverse stock split of resTORbio common stock (referred to as the “reverse stock split”) (referred to as “Proposal No. 2”);
3. To approve an amendment of the resTORbio 2018 Stock Option and Incentive Plan (referred to as the “resTORbio 2018 Plan”) to increase the total number of shares of resTORbio common stock currently available for issuance under the resTORbio 2018 Plan by 14,855,157 shares, prior to giving effect to the reverse stock split (referred to as “Proposal No. 3”); and
4. To approve an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, Proposal No. 2 and/or Proposal No. 3 (referred to as “Proposal No. 4”).
NOTE: To the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the votes entitled to be cast by the stockholders will be cast in the discretion of the proxy holder on any other matters that may properly come before the special meeting, or at any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
D22251-S08413
The Notice and Proxy Statement is available at www.proxyvote.com.
RESTORBIO, INC. Special Meeting of Stockholders September 15, 2020 at 8:00 AM Eastern Time This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Chen Schor and Lloyd Klickstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of resTORbio, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on September 15, 2020 at 8:00 AM Eastern Time at www.virtualshareholdermeeting.com/TORC2020SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3 and, if necessary, “FOR” Proposal 4, as more specifically described in the Proxy Statement. To the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the votes entitled to be cast by the stockholders will be cast in the discretion of the proxy holder on any other matters that may properly come before the Special Meeting of Stockholders, or at any adjournment or postponement thereof.
Continued and to be signed on reverse side